The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or state is not permitted.



SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED__________, 2000

Prospectus   supplement   dated   ____________,   ____  (to   prospectus   dated
____________, ____)

                            $ ______________________

                    Residential Asset Mortgage Products, Inc.
                                    Depositor

                            RAMP Series 200_-__ Trust
                                     Issuer

                         Residential Funding Corporation
                                 Master Servicer

                   Home Loan Asset-Backed Notes, Series ______


Offered Notes              The trust will issue notes  backed by a pool of
                           closed-end, primarily second lien fixed rate home loans

Credit Enhancement         Credit enhancement for the notes consists of:

                    o    excess interest and overcollateralization; and

                    o    a  financial   guaranty   insurance  policy  issued  by
                         ______________.


                                [Insurer's logo]




--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-_ in this prospectus supplement.
--------------------------------------------------------------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

    The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

    _________ will offer the notes to the public, at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the notes will be approximately _____% of the principal balance of the notes plus accrued interest, before deducting expenses.


                              [Name of Underwriter]
                                   Underwriter

Important notice about information presented in this prospectus supplement and the accompanying prospectus

We provide information to you about the notes in two separate documents that provide progressively more detail:

     o the prospectus, which provides general information, some of which may not apply to your series of notes; and

     o this prospectus supplement, which describes the specific terms of your series of notes.

If the description of your notes in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

The Depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437 and its phone number is (612) 832-7000.


                                Table of Contents

                                              Page


Summary 4
    Risk Factors...................................9
    Risks Associated with the Home Loans...........9
    Servicing Practices...........................10
    Limited Obligations...........................11
    Liquidity Risks...............................11
    Special Yield and Prepayment Considerations...11
Introduction......................................13
Description of the Home Loan Pool.................13
    General.......................................13
    Payments on the Simple Interest Home Loans....14
    Balloon Home Loans............................14
    Home Loan Pool Characteristics................15
    Credit Scores.................................21
    Underwriting Standards........................22
    Representations and Warranties................22
    The Initial Subservicers......................22
    Additional Information........................23
The Issuer........................................23
The Owner Trustee.................................23
The Indenture Trustee.............................24
The Financial Guaranty Insurer....................24
Description of the Securities.....................26
    General.......................................26
    Book-Entry Notes..............................26
    Payments......................................28
    Glossary of Terms.............................29
    Interest Payments on the Notes................31
    Principal Payments on the Notes...............31
    Allocation of Payments on the Home Loans......31
    The Paying Agent..............................31
    Maturity and Optional Redemption..............32
Description of the Financial Guaranty Insurance
        Policy ...................................32
Certain Yield and Prepayment Considerations.......33
    General.......................................33
Description of the Home Loan Purchase Agreement...36
    Purchase of Home Loans........................37
    Representations and Warranties................37
Description of the Servicing Agreement............38
    The Master Servicer...........................38
    Residential Funding Corporation...............38
    Servicing and Other Compensation and Payment
                of Expenses ......................39
    Principal and Interest Collections............39
    Release of Lien; Refinancing of Senior Lien...40
    Collection and Liquidation Practices; Loss
        Mitigation ...............................40
    Optional Repurchase of Defaulted Home Loans...41
Description of the Trust Agreement and Indenture..41
    The Trust Fund................................41
    Reports To Holders............................41
    Certain Covenants.............................41
    Modification of Indenture.....................42
    Certain Matters Regarding the Indenture
        Trustee and the Issuer ...................43
Material Federal Income Tax Consequences..........43

State and Other Tax Consequences..................48
ERISA Considerations..............................48
Legal Investment..................................49
Method of Distribution............................49
Experts ..........................................50
Legal Matters.....................................50
Ratings ..........................................50
ANNEX I ..........................................1

                                     Summary

    The following summary is a very general overview of the offered notes and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the notes, you should read carefully this entire document and the prospectus.

Issuer or Trust.............................   RAMP Series 200_-__ Trust.

Title of the offered securities.............   Home Loan Asset-Backed Notes, Series ________.

Initial principal balance...................   $__________.

Note interest rate..........................   ____% per annum.

Ratings.....................................   When  issued,  the notes  will be rated  "____"
                                               by ____________ and "____" by ______________.

Depositor...................................   Residential Asset Mortgage  Products,  Inc., an
                                               affiliate of Residential Funding Corporation.

Master servicer.............................   Residential Funding Corporation.

Owner trustee...............................   ______________.

Indenture trustee...........................   ______________.

Financial Guaranty Insurer..................   ______________.

Home loan pool..............................   _____  fixed rate home loans with an  aggregate
                                               principal      balance     of     approximately
                                               ______________  as of the close of  business on
                                               the day  prior  to the  cut-off  date,  secured
                                               primarily   by   second   liens   on   one-  to
                                               four-family residential properties.

Cut-off date................................   ______________.

Closing date................................   On or about ______________.

Payment dates...............................   Beginning  in  ______________  on  the  ___  of
                                               each  month  or,  if the ___ is not a  business
                                               day, on the next business day.

Scheduled final payment date................   ______________.   The  actual   final   payment
                                               date could be substantially earlier.

                                        S-4



Form of notes...............................   Book-entry.

                                               See     "Description    of    the
                                               Securities--Book-Entry  Notes" in
                                               this prospectus supplement.

Minimum denominations.......................   $______________.


Legal investment............................   The  notes  will  not  be   "mortgage   related
                                               securities"   for  purposes  of  the  Secondary
                                               Mortgage Market Enhancement Act of 1984.

                                               See  "Legal  Investment"  in this
                                               prospectus  supplement and "Legal
                                               Investment    Matters"   in   the
                                               prospectus.

                                       S-5





                                      Notes
-------------------------------------------------------------------------------------------------

                                                          Initial Rating
                                         Initial Note
       Class            Note Rate           Balance       (_____/______)     Designations
-------------------------------------------------------------------------------------------------

Class A Certificates:
-------------------------------------------------------------------------------------------------

      [A-I-1         Adjustable Rate  $                       Aaa/AAA        Senior/Adjustable
                                       -----------
                                                                             Rate/Sequential]
-------------------- ---------------- ------------------- ---------------- ----------------------

      [A-I-2                    %     $                       Aaa/AAA          Senior/Fixed
                        --------       -----------
                                                                             Rate/Sequential]
-------------------- ---------------- ------------------- ---------------- ----------------------

      [A-I-3                    %     $                       Aaa/AAA          Senior Fixed
                        --------       -----------
                                                                            Rate/Pass-Through]
-------------------------------------------------------------------------------------------------
Total Class A-I Notes:              $
-------------------------------------------------------------------------------------------------

       [A-II               __%        $                       Aaa/AAA      Senior/Fixed-Rate/Pass-Through]
                                       -----------
--------------------- --------------- ------------------- ---------------- ----------------------

Total Class A Notes:
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

Total Notes:                        $
-------------------------------------------------------------------------------------------------

Other Information:

Class A-I-1:

The note rate on the Class A-I-1 Notes on any payment date will equal the lesser of:

o       [_____] plus ____%; and
o       ___% per annum.

Class A-I-3 and Class A-II Notes:

The note rate on the Class A-I-3 and Class A-II Notes will increase by ___% per annum on the first payment date after the optional terminate date.

The Trust

The depositor will establish RAMP Series 200_-__ Trust, a Delaware business trust, to issue the Home Loan Asset-Backed Notes, Series _____. The trust will be established under a trust agreement. The trust will issue the notes under an indenture. The assets of the trust will consist of the home loans and related assets.

The Home Loan Pool

______% of the home loans are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. In addition, the home loans have the following characteristics as of the cut-off date:

Minimum principal        $_____
balance
Maximum principal        $_____
balance
Average principal        _____
balance
Range of loan rates      _____% to _____%
Weighted Average loan    _____%
rate
  Range of original      _____ to _____
terms to maturity        months
  Weighted average       _____ months
original term to
maturity
  Range of remaining     _____ to _____
terms to maturity        months
  Weighted average       _____ months
remaining term to
maturity
  Range of combined      _____% to _____%
loan-to-value ratios
  Weighted average       _____%
combined loan-to-value
ratios


See "Description of the Home Loan Pool" in this prospectus supplement.

The Certificates

The trust will also issue Home Loan Asset-Backed Certificates, Series _____, which are not offered by this prospectus supplement.

Payments on the Notes

Amount available for monthly distribution. On each monthly payment date, the trustee will make distributions to investors. The amounts available for distribution include:

o collections of monthly payments on the home loans, including prepayments and other unscheduled collections minus
o fees and expenses of the subservicers and the master servicer.

See "Description of the Servicing Agreement--Principal and Interest Collections" in this prospectus supplement.

Payments. Payments to noteholders will be made from principal and interest collections as follows:

o  Distribution of interest to the notes

o  Distribution of principal to the notes

o  Distribution of principal to the notes to cover some losses

o Payment to the financial guaranty insurer its premium for the financial guaranty insurance policy

o Reimbursement to the financial guaranty insurer for some prior draws made on the financial guaranty insurance policy

o Distribution of additional principal to the notes if the level of overcollateralization falls below what is required

o  Payment to the financial guaranty insurer for any other amounts owed

o  Distribution of any remaining funds to the certificates

Principal payments on the notes will be as described under "Description of the Securities--Principal Payments on the Notes" in this prospectus supplement.

In addition, payments on the notes will be made on each payment date from draws on the financial guaranty insurance policy, if necessary. Draws will cover shortfalls in amounts available to pay interest on the notes at the note rate plus any unpaid losses allocated to the notes.
Credit Enhancement

The credit enhancement for the benefit of the notes consists of:

Excess Interest. Because more interest is paid by the mortgagors than is necessary to pay the interest on the notes each month, there will be excess interest. Some of this excess interest may be used to protect the notes against some losses, by making an additional payment of principal up to the amount of the losses.

Overcollateralization. Although the aggregate principal balance of the home loans is $__________, the trust is issuing only $__________ aggregate principal amount of notes. The excess amount of the balance of the home loans represents overcollateralization, which may absorb some losses on the home loans, if not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the notes as principal. This will reduce the principal balance of the notes faster than the principal balance of the home loans so that the required level of overcollateralization is reached.

Policy. On the closing date, the financial guaranty insurer will issue the financial guaranty insurance policy in favor of the indenture trustee. The
financial  guaranty  insurance  policy  will   unconditionally  and  irrevocably
guarantee interest on the notes at the note rate and will cover any losses allocated to the notes if not covered by excess interest or overcollateralizations.

Optional Termination

On any payment date on which the principal balance of the home loans is less than __% of the principal balance as of the cut-off date, the master servicer will have the option to purchase the remaining home loans.

Under an optional purchase, the outstanding principal balance of the notes will be paid in full with accrued interest.

Ratings

When issued, the notes will receive the ratings listed on page S-__ of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the home loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes.

Legal Investment

The notes will not be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the notes constitute legal investments for you.

ERISA Considerations

The notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. ERISA plans should consult with their counsel before purchasing the notes.

See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Tax Status

For federal income tax purposes, the notes will be treated as debt. The trust itself will not be subject to tax.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

                                  Risk Factors

    The notes are not suitable investments for all investors. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

    The notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

    You should carefully consider, among other things, the following factors in connection with the purchase of the notes:

Risks Associated with the Home Loans

The return on your notes may be reduced by losses on the home loans, which are more likely because a significant number of the home loans are secured by junior liens on the mortgaged property.

               ______% of the home loans included in the home loan pool are secured by second mortgages or deeds of trust. Proceeds from liquidation of the property will be available to satisfy the home loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on the mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of the home loan as a bad debt. The foregoing risks are particularly applicable to home loans secured by second liens that have high combined loan-to-value ratios or low junior ratios because it is comparatively more likely that the master servicer would determine foreclosure to be uneconomical. As of the cut-off date, the weighted average combined loan-to-value ratio of the home loans is ______%, and approximately ______% of the home loans will have combined loan-to-value ratios in excess of ______%.


Delays in payment on your notes may result because the master servicer is not required to advance delinquent monthly payments on the home loans.

               The Master Servicer is not obligated to advance scheduled monthly payments of principal and interest on home loans that are delinquent or in default. The rate of delinquency and default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.


The return on your notes may be reduced in an economic downturn.

               Mortgage loans similar to those included in the home loan pool have been originated for a limited period of time. During this time, economic conditions nationally and in most regions of the country have been generally favorable. However, a deterioration in economic conditions could adversely affect the ability and willingness of mortgagors to repay their loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the home loans.

The origination disclosure practices for the home loans could create liabilities that may affect your notes.

               ______% of the home loans included in the home loan pool are subject to special rules, disclosure requirements and other regulatory provisions because they are high cost loans:

               Purchasers or assignees of these home loans, including the trust, could be exposed to all claims and defenses that the mortgagors could assert against the originators of the home loans. Remedies available to a mortgagor include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. See "Certain Legal Aspects of the Loans" in the prospectus.


The underwriting standards for the home loans are more sensitive to risks relating to borrower credit-worthiness and less sensitive to risks relating to collateral value compared to first lien loans.


               The  underwriting  standards  under  which  the home  loans  were underwritten are analogous to credit lending, rather than mortgage lending, since underwriting decisions were based primarily on the borrower's credit history and capacity to repay rather than on the value of the collateral upon foreclosure. The underwriting standards allow loans to be approved with combined loan-to-value ratios of up to 125%. See "Description of the Home Loan Pool--Underwriting Standards" in this prospectus supplement. Because of the relatively high combined loan-to-value ratios of the home loans and the fact that the home loans are secured by junior liens, losses on the home loans will likely be higher than on first lien mortgage loans.


The return on your notes may be particularly sensitive to changes in real estate markets in specific regions.

               The concentration of the related mortgaged properties in one or more geographic regions may increase the risk of loss to the notes. Approximately ____% of the cut-off date principal balance of the home loans are located in [California]. If the regional economy or housing market weakens in [California], or in any other region having a significant concentration of the properties underlying the home loans, the home loans related to properties in that region may experience increased rates of delinquency, which may result in losses on the home loans. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots.


Debt incurred by the borrowers in addition to the home loan could increase your risk.

               With respect to home loans which were used for debt consolidation, there can be no assurance that the borrower will not incur further debt in addition to the home loan. This additional debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the home loans.

Servicing Practices

Loss Mitigation practices or the release of a lien may increase your risk.


               The master servicer may use a wide variety of practices to limit losses on defaulted loans, including writing off part of the debt, reducing future payments, and deferring the collection of past due payments. The servicing agreement also permits the master servicer to release the lien on a limited number of mortgaged properties. See "Description of the Servicing Agreement
               - Release of Lien; Refinancing of Senior Lien" and "- Collection and Liquidation Practices; Loss Mitigation" in this prospectus supplement.

Limited Obligations

Payments on the home loans, together with the financial guaranty insurance policy, are the sole source of payments on your notes.

               Credit      enhancement       includes      excess      interest,
               overcollateralization   and  the  financial   guaranty  insurance
               policy. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating of the notes. If any losses are incurred on the home loans that are not covered by the credit enhancement, the holders of the notes will bear the risk of these losses.


Liquidity Risks


You may have to hold your notes to maturity if their marketability is limited.

               A secondary market for your notes may not develop. Even if a secondary market does develop, it may not continue, or it may be illiquid. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of the notes.


Special Yield and Prepayment Considerations

The yield to maturity on your notes will vary depending on the rate of prepayments.

   The yield to maturity of your notes will depend on a variety of factors, Including:

     o    the rate and timing of principal payments on the home loans, including
          prepayments,   defaults  and  liquidations,  and  repurchases  due  to
          breaches of representations or warranties;

     o    the note rate; and

     o    the purchase price you paid for your notes.

     The rates of prepayments and defaults are two of the most important and least predictable of these factors. In general, if you purchase a note at a price higher than its outstanding principal balance and principal payments occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Conversely, if you purchase a note at a price lower than its outstanding principal balance and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.


The rate of prepayments on the home loans will vary depending on future market conditions, and other factors.

          Since mortgagors can generally prepay their home loans at any time, the rate and timing of principal payments on the notes are highly uncertain. Generally, when market interest rates increase, mortgagors are less likely to prepay their home loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the note rate. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their home loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the note rate. Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their home loans, may increase the rate of prepayments on the home loans.


          ______% of the home loans provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the home loans until the end of the period during which such prepayment charges apply. See "Description of the Home Loan Pool--Home Loan Pool Characteristics" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

                                  Introduction

    The trust will be formed under a trust agreement, as amended by the amended and restated trust agreement, to be dated as of the closing date, between the depositor and the owner trustee. The issuer will issue $___________ aggregate principal amount of Home Loan Asset-Backed Notes, Series _________. These notes will be issued under an indenture, to be dated as of the closing date between the issuer and the indenture trustee. Under the trust agreement, the issuer will issue ____ class[es] of Home Loan Asset-Backed Certificates, _____________. The notes and the certificates are collectively referred to in this prospectus supplement as the securities. Only the notes are offered by this prospectus supplement. On the closing date, the depositor will transfer to the issuer a pool of home loans that will be secured by first or junior liens on one- to four-family residential properties.

    You can find a listing of definitions for capitalized terms used both in the prospectus and this prospectus supplement under the caption "Glossary" beginning on page __ in the prospectus and under the caption "Description of the Securities--Glossary of Terms" in this prospectus supplement.


                        Description of the Home Loan Pool


General

    The home loan pool will consist of home loans with an aggregate unpaid principal balance of $___________ as of the close of business on the business day prior to the cut-off date. ___% of the home loans are secured by second liens on fee simple or leasehold interests in one- to four-family residential properties and the remainder are secured by first liens. The home loans will consist of conventional, closed-end, fixed-rate, fully-amortizing home loans with terms to maturity of approximately five, ten, fifteen, twenty or twenty-five years with respect to __%, __%, __%, __% and __% of the home loans, respectively, from the date of origination or modification. The proceeds of the home loans generally were used by the related borrowers for:

    o debt consolidation,

    o home improvement,

    o the partial refinancing of the related mortgaged property,

    o to provide a limited amount of cash to the borrower, or

    o a combination of the foregoing.

    As to each home loan the mortgagor represented at the time of origination that the related mortgaged property would be owner occupied as a primary home. As to home loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the home loans described in this prospectus supplement are approximate percentages determined by cut-off date balance, unless otherwise indicated.

    All of the home loans were acquired by Residential Funding Corporation from unaffiliated sellers as described in this prospectus supplement and in the prospectus, except in the case of __% of the home loans which were purchased by the seller through its affiliate HomeComings Financial Network, Inc. No unaffiliated seller sold more than __% of the home loans to Residential Funding Corporation. __% and __% of the home loans will be subserviced by GMAC Mortgage Corporation, an affiliate of the depositor and the master servicer, and Master Financial, Inc., a California corporation, respectively. See "--The Initial Subservicers" in this prospectus supplement.

    All of the home loans were, in most instances, underwritten as described under "--Underwriting Standards."

    The seller will make some representations and warranties regarding the home loans sold by it as of the date of issuance of the notes. Further, the seller will be required to repurchase or substitute for any home loan sold by it as to which a breach of its representations and warranties relating to that home loan occurs if the breach materially adversely affects the interests of the securityholders or the financial guaranty insurer in the home loan. See "Description of the Home Loan Purchase Agreement" in this prospectus supplement and "Description of the Securities--Representations with Respect to Loans" and "--Repurchases of Loans" in the prospectus.

    As to any date, the pool balance will be equal to the aggregate of the principal balances of all home loans owned by the trust as of that date. The principal balance of a home loan, other than a liquidated home loan, on any day is equal to its principal balance as of the cut-off date, minus all collections credited against the principal balance of the home loan in accordance with the related mortgage note after the cut-off date and prior to that day. The principal balance of a liquidated home loan after final recovery of substantially all of the related liquidation proceeds which the master servicer reasonably expects to receive will be zero.


Payments on the Simple Interest Home Loans

    __% of the home loans provide for simple interest payments and are referred to as the simple interest home loans which require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the basis of the outstanding principal balance of the home loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the home loan. As payments are received on the home loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in a greater portion of the payment allocated to interest if that payment is made on its scheduled due date.

    On the other hand, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the home loan will amortize in the manner described in the preceding paragraph. However, if the mortgagor consistently makes scheduled payments after the scheduled due date the home loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the home loan.

    __% of the home loans are actuarial home loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received.


Balloon Home Loans


        __% of the home loans are balloon home loans, which require monthly payments of principal based on a 30-year amortization schedule and have scheduled maturity dates of approximately fifteen years from the due date of the first monthly payment, in each case leaving a balloon payment due and payable on the respective scheduled maturity date. The existence of a balloon payment in most cases requires the related mortgagor to refinance the mortgage loan or sell the mortgage property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by several factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgage property, the financial condition of the mortgagor, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. None of the depositor, the master servicer, the indenture trustee or the owner trustee is obligated to refinance any balloon home loan. The financial guaranty insurance policy issued by the financial guaranty insurer will provide coverage on any losses allocable to the notes incurred upon liquidation of a balloon loan arising out of or in connection with the failure of a mortgagor to make is balloon payment.

Home Loan Pool Characteristics

    The home loans have the following characteristics:

    o The home loans will bear interest at the loan rate stated in the related mortgage note which will be at least __% per annum but no more than __% per annum, with a weighted average loan rate of approximately __% per annum as of the cut-off date.

    o None of the home loans were originated prior to _______ or will have a maturity date later than __________.

o No home loan will have a remaining term from __________ to the stated maturity of the home loan of less than __ months.

o The weighted average remaining term of the home loans as of the cut-off date will be approximately __ months.

o The weighted average original term to stated maturity of the home loans as of the cut-off date will be approximately __ months.

o __% of the home loans will have original terms to maturity of approximately five years, with a weighted average remaining term of approximately __ months.

o __% of the home loans will have original terms to maturity of approximately ten years, with a weighted average remaining term of approximately __ months.

o __% of the home loans will have original terms of maturity of approximately fifteen years, with a weighted average remaining term of approximately __ months.

o __% of the home loans will have original terms of maturity of approximately twenty years, with a weighted average remaining term of approximately __ months.

o __% of the home loans will have original terms to maturity of approximately twenty-five years, with a weighted average remaining term of approximately __ months.

o All of the home loans have principal and interest payable monthly on each due date specified in the mortgage note.

o __% of the home loans will be secured by mortgages or deeds of trust on property in which the borrower has little or no equity because the related combined LTV ratio at the time of origination exceeds 100%.

    As to each home loan, the combined LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (1) the sum of (A) the original principal balance of the home loan, and (B) any outstanding principal balance, at origination of the home loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related mortgaged property, to (2) the appraised value, or, if permitted by the origination guidelines of Residential Funding Corporation, a statistical valuation or the stated value. The appraised value for any home loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home loan, which may have been obtained at an earlier time. If the home loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property. However, for not more than __% of the home loans, the stated value will be the value of the property as stated by the related mortgagor in his or her application. See "Description of the Home Loan Pool--Underwriting Standards" in this prospectus supplement.

    In connection with each home loan that is secured by a leasehold interest, the seller will have represented that, among other things:

     o the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located;

     o residential property in the area consisting of leasehold estates is readily marketable;

     o the lease is recorded and no party is in any way in breach of any provision of the lease;

     o the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated; and

     o the remaining term of the lease does not terminate less than five years after the maturity date of the home loan.

    Approximately _____% of the home loans provide for payment of a prepayment charge, if the loans prepay within a specified time period. The prepayment charge, in most cases, is the maximum amount permitted under applicable state law. Or, if no maximum prepayment charge is specified, the prepayment charge generally is calculated in the following sentence. __%, __%, __% and __% of the home loans, by cut-off date balance of the home loans, with a prepayment charge provision provide for payment of a prepayment charge for full prepayments made within approximately one year, two years, three years and five years, respectively, of the origination of the home loan calculated in accordance with the terms of the related mortgage note. The master servicer will be entitled to all prepayment charges and late payment charges received on the home loans and these amounts will not be available for payment on the notes.

    As of the cut-off date, no home loan will be 30 days or more delinquent in payment of principal and interest. As used in this prospectus supplement, a home loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a home loan falls into this category is made as of the close of business on the last business day of each month, a home loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the home loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

    As of the cut-off date, __% of the home loans were High Cost Loans. Purchasers or assignees of any High Cost Loan, including the trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required. See "Risk Factors--Risks Associated with the Home Loans" in this prospectus supplement and "Certain Legal Aspects of the Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

    As to __% of the home loans, during a temporary period the monthly payments received on the home loans were applied in a manner that reduced the rate of principal amortization. As a result, the home loan may have an unpaid principal amount on its scheduled maturity date, assuming no prepayments, of greater than 1 time and not more than 6 times the related monthly payment. It is not clear whether the related mortgagor will be legally obligated to pay the unpaid principal amount.

    All of the home loans were originated under full documentation programs.

    No home loan provides for deferred interest, negative amortization or future advances.

    All  of  the   mortgaged   properties   underlying   the  home   loans  were
owner-occupied.

    Below is a description of some additional characteristics of the home loans as of the cut-off date unless otherwise indicated. All percentages of the home loans are approximate percentages unless otherwise indicated by the cut-off date balance. Unless otherwise specified, all principal balances of the home loans are as of the cut-off date and are rounded to the nearest dollar.


                                   Loan Rates
                                                                             Percentage of
                                         Number of                          Home Loan Pool
Range of                                   Home          Cut-off Date       by Cut-off Date
Loan Rates(%)                              Loans       Principal Balance   Principal Balance

                                                               $                 %














        Totals                                                 $                 %

    As of the cut-off date, the weighted average loan rate of the home loans will be approximately __% per annum.

                  Original Home Loan Stated Principal Balances

                                                                             Percentage of
                                         Number of       Cut-off Date       Home Loan Pool
   Range of Original                       Home           Principal           by Cut-off
                                                          ----------
   Stated Principal Balances               Loans           Balance         Principal Balance

                                                       $                         %










        Total                                          $                         %

    As of the cut-off date, the average cut-off date balance of the home loans will be approximately $_________.


                                        S-17



                          Original Combined LTV Ratios
                                                                            Percentage of
                                                                            Home Loan Pool
                                        Number of                          by Cut-off Date
Range of Combined                         Home          Cut-off Date      Stated Principal
LTV Ratios(%)                             Loans      Principal Balance         Balance

                                                     $                          %










        Total                                        $                          %

    The weighted average combined LTV ratio, or LTV ratio, as to the home loans secured by first liens on the related mortgaged properties, at origination of the home loans will be approximately __%.

                                  Junior Ratios
                                                                            Percentage of
                                                                            Home Loan Pool
Range of Junior                         Number of       Cut-off Date       by Cut-off Date
Mortgage Ratios(%)                      Home Loans   Principal Balance    Principal Balance

                                                     $                          %












        Total                                        $                          %

    The preceding table excludes home loans secured by first liens. A Junior ratio is the ratio of the original amount of the home loans secured by the second lien to the sum of (1) the original amount of the home loan and (2) the unpaid principal balance of any senior lien balance at the time of the home loan.

    The weighted average junior ratio by original loan balance will be approximately __%.

                      Remaining Term to Scheduled Maturity
                                                                             Percentage of
                                        Number of                           Home Loan Pool
Range of Months Remaining                  Home         Cut-off Date        by Cut-off Date
to Scheduled Maturity                      Loans      Principal Balance    Principal Balance

                                                     $                           %





        Total                                        $                           %

    The weighted average remaining term to maturity as of the cut-off date will be approximately __ months.


                                        S-18



                               Year of Origination
                                                                             Percentage of
                                                                            Home Loan Pool
                                         Number of       Cut-off Date       by Cut-off Date
Year of Origination                     Home Loans    Principal Balance    Principal Balance

                                                      $                          %



        Total                                         $                          %





                        Geographic Distribution of Mortgaged Properties

                                                                             Percentage of
                                                                            Home Loan Pool
                                         Number of       Cut-off Date       by Cut-off Date
State                                   Home Loans    Principal Balance    Principal Balance

                                                      $                          %

















        Total                                         $                          %

    The reference to "Other" in the preceding table includes states and the District of Columbia that contain mortgaged properties for less than __% of the home loan pool.

                                        S-19



                            Mortgaged Property Types

                                                                             Percentage of
                                                                            Home Loan Pool
                                         Number of       Cut-off Date       by Cut-off Date
Property Type                           Home Loans    Principal Balance    Principal Balance
-------------                           ----------    -----------------    -----------------
Single Family Residence                               $                          %
PUD Detached
Condominium
PUD Attached
Townhouse/Rowhouse Attached
Multifamily (2-4 Units)
Townhouse/Rowhouse Detached
Manufactured Home
        Total                                         $                          %

                                  Loan Purpose
                                                                             Percentage of
                                                                             Home Loan Pool
                                         Number of       Cut-off Date       by Cut-off Date
Purpose                                  Home Loans    Principal Balance   Principal Balance

Debt Consolidation                                     $                          %
Cash
        Home Improvement/Debt
Consolidation
Other
Rate/Term Refinance
Home Improvement
Convenience
Education
Purchase Money
Medical
               Total                                   $                          %


                                  Lien Priority

                                                                             Percentage of
                                                                            Home Loan Pool
                                         Number of       Cut-off Date       by Cut-off Date
Lien Property                           Home Loans    Principal Balance    Principal Balance


First Lien                                            $                          %
Second Lien
                      Total                           $                          %

                                        S-20




               Debt-to-Income Ratios as of Date of Origination of the Home Loan

                                                                             Percentage of
                                                                             Home Loan Pool
Range of Debt-to-Income                                  Cut-off Date          by Cut-off
Ratios as of Date of                     Number of           Principal      Date Principal
                                                       ----- ----------     --------------
Origination of the Home Loan (%)         Home Loans         Balance             Balance

                                                      $                           %









                      Total                           $                           %

    As of the cut-off date, the weighted average debt-to-income ratio as of the date of origination of the home loans will be approximately __%.


Credit Scores

    "Credit Scores" are obtained by many lenders in connection with home loan applications to help assess a borrower's creditworthiness. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit
Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit
Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. The Credit Scores of the home loans range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, investors should be aware that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with home loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between home loans and consumer loans generally or the specific characteristics of the related home loan for example, the combined LTV ratio, the collateral for the home loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related home loans.

    The following table provides information as to the Credit Scores of the related mortgagors as used in the origination of the home loans.

                Credit Scores as of the Date of Origination of the Home Loans
                                                                             Percentage of
Range of Credit Scores                                                       Home Loan Pool
as of the Date of                        Number of       Cut-off Date       by Cut-off Date
Origination of the Home Loans           Home Loans    Principal Balance    Principal Balance

                                                      $                           %




                      Totals                          $                           %


Underwriting Standards

    The following is a brief description of the various underwriting standards and procedures applicable to the home loans.

    In most cases, the underwriting standards of Residential Funding Corporation as to the home loans originated or purchased by it place a greater emphasis on the creditworthiness and debt service capacity of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay the related home loan.

    Residential Funding Corporation relies on a number of guidelines to assist underwriters in the credit review and decision process. The underwriting criteria provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt-to-income ratio of the applicant. Income is verified through various means, including without limitation applicant interviews, written verifications with employers, review of pay stubs or tax returns. The borrower must demonstrate sufficient levels of disposable income to satisfy debt repayment requirements.

    The underwriting standards require the home loans originated or purchased by Residential Funding Corporation to have been fully documented. A prospective borrower is required to complete a detailed application providing pertinent credit information.

    In determining the adequacy of the mortgaged property as collateral for home loans included in the home loan pool, an appraisal is made of each property considered for financing or, if permitted by the underwriting standards, the value of the related mortgaged property will be the stated value. The home loans purchased by Residential Funding Corporation and included in the home loan pool generally were originated subject to a maximum combined LTV ratio of 125%, and the related borrowers may have been permitted to retain a limited amount of the proceeds of the home loans. In addition, the home loans were generally subject to a maximum loan amount of $75,000 and a maximum total monthly debt-to-income ratio of 55%. There can be no assurance that the combined LTV ratio or the debt-to-income ratio for any home loan will not increase from the levels established at origination.

    The underwriting standards of Residential Funding Corporation may be varied in appropriate cases. There can be no assurance that every home loan in the home loan pool was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the home loans will be equivalent under all circumstances.


Representations and Warranties

    Each person that sold home loans to Residential Funding Corporation made limited representations and warranties regarding the related home loans, as of the date they are purchased by Residential Funding Corporation. However, those representations and warranties will not be assigned to the owner trustee or the indenture trustee for the benefit of the holders of the securities, so a breach of those representations and warranties will not be enforceable on behalf of the trust.


The Initial Subservicers

    Primary servicing for __% of the home loans will be provided by GMAC Mortgage Corporation under a subservicing agreement with the master servicer. GMAC Mortgage Corporation is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation. GMAC Mortgage Corporation is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans.

    GMAC Mortgage Corporation's executive offices are located at 100 Witmer Road, Horsham, Pennsylvania 19044-0963.

    Primary servicing for __% of the home loans will be provided by __________ under a subservicing agreement with the __________. __________ is a __________ corporation that is a mortgage lender engaged in the business of originating, purchasing, selling and servicing home loans generally secured by one- to four-family residential properties, with an emphasis on non-conforming junior lien loans.

    __________ has its principal offices at __________.

    Although _________ is not an affiliate of Residential Funding Corporation, _________ has a lending arrangement with Residential Funding Corporation, and in connection with that arrangement, Residential Funding Corporation has the right to acquire an equity interest in _________________ in accordance with specified terms and conditions.

    The initial subservicers have not had sufficient experience in servicing the types of mortgage loans comprising the home loan pool to provide meaningful disclosure of its delinquency and loss experience relating to the mortgage loans.


Additional Information

    The description in this prospectus supplement of the home loan pool and the mortgaged properties is based upon the home loan pool as constituted at the close of business on the cut-off date, except as otherwise noted. Prior to the issuance of the notes, home loans may be removed from the home loan pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other home loans may be added to the home loan pool prior to the issuance of the notes. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the home loan pool as it will be constituted at the time the notes are issued although the range of loan rates and maturities and some other characteristics of the home loans in the home loan pool may vary.

    A Current Report on Form 8-K will be available to purchasers of the notes and will be filed, together with the servicing agreement, the indenture, the trust agreement and the home loan purchase agreement, with the Commission within fifteen days after the initial issuance of the notes. In the event home loans are removed from or added to the home loan pool as described in the preceding paragraph, that removal or addition will be noted in the Current Report on Form 8-K.


                                   The Issuer

    The RAMP Series 200_-__ Trust is a business trust formed under the laws of the State of Delaware under the trust agreement for the purposes described in this prospectus supplement. The trust agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the issuer will not engage in any activity other than:

     o acquiring and holding the home loans and the other assets of the issuer and related proceeds,

    o issuing the notes and the certificates,

    o making payments on the notes and the certificates, and

    o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing.

     The issuer's principal offices are in _________, in care of ____________, as owner trustee, at ____________________.


                                The Owner Trustee

     ____________ is the owner trustee under the trust agreement. The owner trustee is a _________ banking corporation and its principal offices are located at _________________.

    Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the securityholders for any action taken or for refraining from the taking of any action in good faith under the trust agreement or for errors in judgment. However, that none of the owner trustee and any director, officer or employee of the owner trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the owner trustee under the trust agreement.

                              The Indenture Trustee

     _________________, is the indenture trustee under the indenture. The principal offices of the indenture trustee are located in _______________.


                         The Financial Guaranty Insurer

    The following information has been supplied by _____________, the financial guaranty insurer, for inclusion in this prospectus supplement. No representation is made by the depositor, the master servicer, the underwriter or any of their affiliates as to the accuracy or completeness of the information.

    [The financial guaranty insurer is a __________-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of _________ and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. The financial guaranty insurer primarily insures newly issued municipal and structured finance obligations. The financial guaranty insurer is a wholly owned subsidiary of __________ (formerly, _________) a 100% publicly-held company.
_______________________________ have each assigned a triple-A claims-paying ability rating to the financial guaranty insurer.

    The consolidated financial statements of the financial guaranty insurer and its subsidiaries as of ______________ and ______________, and for the three years ended ______________, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of ______________ (which was filed with the Commission on ______________; Commission File Number ______________) and the consolidated financial statements of the financial guaranty insurer and its subsidiaries as of ______________ and for the periods ending ______________ and ______________ included in the Quarterly Report on Form 10-Q of ______________ for the period ended ______________ (which was filed with the Commission on ______________), are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus supplement also modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

    All financial statements of the financial guaranty insurer and its subsidiaries included in documents filed by ______________ with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing the documents.

    The following table sets forth the financial guaranty insurer's capitalization as of ______________, ______________, ______________ and
______________, respectively, in conformity with generally accepted accounting principles.

                        Consolidated Capitalization Table
                              (Dollars in Millions)

                                       [Date]     [Date]    [Date]       [Date]
Unearned premiums........................
Other liabilities........................
   Total liabilities.....................
Stockholder's equity:
   Common Stock..........................
   Additional paid-in capital............
   Accumulated other comprehensive
      income.............................

   Retained earnings.....................
   Total stockholder's equity............
   Total liabilities and
      stockholder's equity...............


    For additional financial information concerning the financial guaranty insurer, see the audited and unaudited financial statements of the financial guaranty insurer incorporated by reference in this prospectus supplement. Copies of the financial statements of the financial guaranty insurer incorporated in this prospectus supplement by reference and copies of the financial guaranty insurer's annual statement for the year ended ___________ prepared in accordance with statutory accounting standards are available, without charge, from the financial guaranty insurer. The address of the financial guaranty insurer's administrative offices and its telephone number are ____________.

    The financial guaranty insurer makes no representation regarding the notes or the advisability of investing in the notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the financial guaranty insurer and presented under the headings "The Financial Guaranty Insurer" and "Description of the Financial Guaranty Insurance Policy" and in the financial statements incorporated in this prospectus supplement by reference.]

    THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                          Description of the Securities


General

    The notes will be issued pursuant to the indenture. The certificates will be issued under the trust agreement. The following summaries describe provisions of the securities, the indenture and the trust agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement.

    The notes will be secured by the assets of the trust pledged by the issuer to the indenture trustee under the indenture which will consist of:

    o the home loans;

    o all amounts on deposit in the Payment Account;

    o the financial guaranty insurance policy; and

    o proceeds of the foregoing.


Book-Entry Notes

    The notes will initially be issued as book-entry notes. Noteowners may elect to hold their notes through DTC in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The book-entry notes will be issued in one or more securities which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and the Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the book-entry notes in minimum denominations of $25,000 and in integral multiples of $1 in excess of $25,000. Except as described below, no beneficial owner of the notes will be entitled to receive a physical certificate, or definitive note, representing the security. Unless and until definitive notes are issued, it is anticipated that the only holder of the notes will be Cede & Co., as nominee of DTC. Note owners will not be holders as that term is used in the indenture.

    The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry notes will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or the Euroclear System, as appropriate.

    Note owners will receive all payments of principal and interest on the notes from the indenture trustee through DTC and DTC participants. While the notes are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the notes and is required to receive and transmit payments of principal and interest on the notes.

    Participants and indirect participants with whom note owners have accounts for notes are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective note owners. Accordingly, although note owners will not possess physical certificates, the DTC rules provide a mechanism by which note owners will receive payments and will be able to transfer their interest.

    Note owners will not receive or be entitled to receive definitive notes representing their respective interests in the notes, except under the limited circumstances described below. Unless and until definitive notes are issued, note owners who are not participants may transfer ownership of notes only through participants and indirect participants by instructing the participants and indirect participants to transfer the notes, by book-entry transfer, through DTC for the account of the purchasers of the notes, which account is maintained with their respective participants. Under the DTC rules and in accordance with

DTC's normal procedures, transfers of ownership of notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing note owners.

    Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since the payments will be forwarded by the indenture trustee to Cede & Co. Payments on notes held through Clearstream, Luxembourg or the Euroclear System will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear System participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the book-entry notes, may be limited due to the lack of physical certificates for the book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of the notes in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

    DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry notes. Clearstream, Luxembourg or the Euroclear System operator, as the case may be, will take any other action permitted to be taken by noteholders under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear System participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some notes which conflict with actions taken relating to other notes.

    Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, if

    o the indenture trustee determines that the DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry notes and the indenture trustee is unable to locate a qualified successor;

     o the indenture trustee elects to terminate a book-entry system through DTC; or

    o after the occurrence of an event of default under the indenture, beneficial owners having percentage interests aggregating at least a majority of the note balance of the notes advise the DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all beneficial owners of the occurrence of this event and the availability through DTC of definitive notes. Upon surrender by DTC of the global certificate or certificates representing the book-entry notes and instructions for re-registration, the indenture trustee will issue and authenticate definitive notes, and subsequently, the indenture trustee will recognize the holders of the definitive notes as holders under the indenture.

    Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

    Clearstream, Luxembourg was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, or a societe anonyme. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel

International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

    Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

    On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

    Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream,
Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, `CSSF', which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

    None of the depositor, the master servicer or the indenture trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by Cede, as nominee for DTC, or for supervising or reviewing any records relating to the beneficial ownership interests.

    For additional information regarding DTC, Clearstream, Luxembourg, Euroclear and the notes, see "Description of the Securities--Form of Securities" in the prospectus.


Payments

    Payments on the notes will be made by the indenture trustee or the paying agent on the 25th day of each month or, if not a business day, then the next succeeding business day, commencing in _______________, each of which is referred to as a payment date. Payments on the notes will be made to the persons in whose names the notes are registered at the close of business on the day prior to each payment date or, if the notes are no longer book-entry notes, on the record date. See "Description of the Securities--Payments on Loans" in the prospectus. Payments will be made by check or money order, mailed, or upon the request of a holder owning notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise, to the address of the person which, in the case of book-entry notes, will be DTC or its nominee as it appears on the security register in amounts calculated as described in this prospectus supplement on the determination date. However, the final payment relating to the notes will be made only upon presentation and surrender of the notes at the office or the agency of the indenture trustee specified in the notice to holders of the final payment. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the State of [California, Minnesota, New York, Pennsylvania, Illinois or Delaware] are required or authorized by law to be closed.


Glossary of Terms

    The following terms are given the meanings shown below to help describe the cash flows on the notes:

    Excess Loss Amount--As of any payment date, an amount will be equal to the sum of:

    o any Liquidation Loss Amounts, other than as described in clauses second through fourth below, for the related collection period which, when added to the aggregate of the Liquidation Loss Amounts for all preceding collection periods exceed $_________,

    o any Special Hazard Losses in excess of the Special Hazard Amount,

    o any Fraud Losses in excess of the Fraud Loss Amount, and

    o some losses occasioned by war, civil insurrection, some governmental actions, nuclear reaction and some other risks as described in the indenture.

Excess Loss Amounts will not be covered by any Liquidation Loss Distribution Amount or by a reduction in the Outstanding Reserve Amount. Any Excess Loss Amounts however, will be covered by the financial guaranty insurance policy, and in the event payments are not made as required under the financial guaranty insurance policy, the losses will be allocated to the notes.

    Fraud Loss Amount--An amount equal to $_________. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal:

    o prior to the first anniversary of the cut-off date, an amount equal to 5% of the aggregate of the Stated Principal Balances of the home loans as of the cut-off date minus the aggregate of any Liquidation Loss Amounts on the home loans due to Fraud Losses up to the date of determination;

    o from the first to the second anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) 3% of the aggregate of the Stated Principal Balances of the home loans as of the most recent anniversary of the cut-off date minus (2) the aggregate of any Liquidation Loss Amounts on the home loans due to Fraud Losses since the most recent anniversary of the cut-off date up to the date of determination; and

    o from the second to the fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) 2% of the aggregate of the Stated Principal Balances of the home loans as of the most recent anniversary of the cut-off date minus (2) the aggregate of any Liquidation Loss Amounts on the home loans due to Fraud Losses since the most recent anniversary of the cut-off date up to the date of determination. On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero.

    Liquidated Home Loan--As to any payment date, any home loan which the master servicer has determined, based on the servicing procedures specified in the servicing agreement, as of the end of the preceding collection period that all liquidation proceeds which it expects to recover in connection with the disposition of the related mortgaged property have been recovered. The master servicer will treat any home loan that is 180 days or more delinquent as having been finally liquidated.

    Liquidation Loss Amount--As to any Liquidated Home Loan, the unrecovered Stated Principal Balance of the Liquidated Home Loan and any of its unpaid accrued interest at the end of the related collection period in which the home loan became a Liquidated Home Loan, after giving effect to the Net Liquidation Proceeds allocable to the Stated Principal Balance. Any Liquidation Loss Amount shall not be required to be paid to the extent that a Liquidation Loss Amount was paid on the notes by means of a draw on the financial guaranty insurance policy or was reflected in the reduction of the Outstanding Reserve Amount.

    Liquidation Loss Distribution Amount--As to any payment date, an amount equal to the sum of (A) 100% of the Liquidation Loss Amounts, other than any Excess Loss Amounts, on the payment date, plus (B) any Liquidation Loss Amounts, other than any Excess Loss Amounts, remaining undistributed from any preceding payment date, together with its interest from the date initially distributable to the date paid.

    Net Liquidation Proceeds--As to a home loan, the proceeds, excluding amounts drawn on the financial guaranty insurance policy, received in connection with the liquidation of any home loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of the amount that exceeds the Stated Principal Balance of the home loan at the end of the collection period immediately preceding the collection period in which the home loan became a Liquidated Home Loan.

    Outstanding Reserve Amount--an amount initially be approximately _____% of the cut-off date balance. The Outstanding Reserve Amount will be increased by distributions of the Reserve Increase Amount, if any, to the notes. On each payment date, the Outstanding Reserve Amount, as in effect immediately prior to the payment date, if any, shall be deemed to be reduced by an amount equal to any Liquidation Loss Amounts, other than any Excess Loss Amounts, for the payment date, except to the extent that Liquidation Loss Amounts were covered on the payment date by a Liquidation Loss Distribution Amount, which amount would be so distributed, if available, from any excess interest collections for that payment date. Any Liquidation Loss Amounts not so covered will be covered by draws on the financial guaranty insurance policy to the extent provided in this prospectus supplement. However, any Excess Loss Amounts are required to be covered by a draw on the financial guaranty insurance policy in all cases, without regard to the availability of the Outstanding Reserve Amount, and the Outstanding Reserve Amount will not be reduced by any Excess Loss Amount under any circumstances. The Outstanding Reserve Amount available on any payment date is the amount, if any, by which the pool balance, after applying payments received in the related collection period, exceeds the aggregate note balance of the notes on the payment date, after application of principal collections for that date.

    To the extent that the Outstanding Reserve Amount is insufficient or not available to absorb Liquidation Loss Amounts that are not covered by the Liquidation Loss Distribution Amount, and if payments are not made under the financial guaranty insurance policy as required, a noteholder may incur a loss.

    Principal Collection Distribution Amount--As to any payment date, an amount equal to principal collections for that payment date; provided however, on any payment date as to which the Outstanding Reserve Amount that would result without regard to this proviso exceeds the Reserve Amount Target, the Principal Collection Distribution Amount will be reduced by the amount of the excess until the Outstanding Reserve Amount equals the Reserve Amount Target. To the extent the Reserve Amount Target decreases on any payment date, the amount of the Principal Collection Distribution Amount will be reduced on that payment date and on each subsequent payment date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

    Reserve Amount Target--As to any payment date prior to the Stepdown Date, an amount equal to _____% of the cut-off date balance. On or after the Stepdown Date, the Reserve Amount Target will be equal to the lesser of (a) the Reserve Amount Target as of the cut-off date and (b) _____% of the pool balance before applying payments received in the related collection period, but not lower than $__________, which is _____% of the cut-off date balance. However, any scheduled reduction to the Reserve Amount Target described in the preceding sentence shall not be made as of any payment date unless certain loss and delinquency tests set forth in the indenture are met.

    In addition, the Reserve Amount Target may be reduced with the prior written consent of the financial guaranty insurer and notice to the rating agencies.

    Reserve Increase Amount--As to any payment date, the amount necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target.

    Special Hazard Amount--An amount equal to $________. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal the initial Special Hazard Amount less the sum of (A) the aggregate of any Liquidation Loss Amounts on the home loans due to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the indenture.

    Stepdown Date--The later of:

    o the payment date in ________________, and

    o the payment date on which the pool balance before applying payments received in the related collection period is less than 50% of the cut-off date balance.


Interest Payments on the Notes

    Interest payments will be made on the notes on each payment date at the note rate. The note rate for the notes will be _____% per annum.

    Interest on the notes relating to any payment date will accrue for the related accrual period on the note balance. The accrual period for any payment date will be the calendar month preceding the month in which the related payment date occurs, or in the case of the first payment date beginning on the closing date and ending the last day of the month in which the closing date occurs. Interest will be based on a 30-day month and a 360-day year. Interest payments on the notes will be funded from payments on the home loans and, if necessary, from draws on the financial guaranty insurance policy.


Principal Payments on the Notes

    On each payment date, other than the payment date in _____________, principal payments will be due and payable on the notes in an amount equal to the aggregate of the Principal Collection Distribution Amount, together with any Reserve Increase Amounts and Liquidation Loss Distribution Amounts for the payment date, as and to the extent described below. On the payment date in ___________, principal will be due and payable on the notes in amounts equal to the note balance, if any. In no event will principal payments on the notes on any payment date exceed the note balance on that date.


Allocation of Payments on the Home Loans

    The master servicer on behalf of the trust will establish a Payment Account into which the master servicer will deposit principal and interest collections for each payment date on the business day prior to that payment date. The Payment Account will be an Eligible Account and amounts on deposit in the Payment Account will be invested in permitted investments.

    On each payment date, principal and interest collections will be allocated from the Payment Account in the following order of priority:

    o first, to pay accrued interest due on the note balance of the notes;

     o second, to pay principal in an amount equal to the Principal Collection Distribution Amount for that payment date on the notes;

     o third, to pay as principal on the notes, an amount equal to the Liquidation Loss Distribution Amount;

    o fourth, to pay the financial guaranty insurer the premium for the financial guaranty insurance policy and any previously unpaid premiums for the financial guaranty insurance policy, with its interest;

    o fifth, to reimburse the financial guaranty insurer for prior draws made on the financial guaranty insurance policy, other than those attributable to Excess Loss Amounts, with its interest;

    o sixth, to pay principal on the notes, the Reserve Increase Amount;

     o seventh, to pay the financial guaranty insurer any other amounts owed under the insurance agreement; and

    o eighth, any remaining amounts to the holders of the certificates.

The Paying Agent

    The paying agent shall initially be the indenture trustee, together with any successor thereto. The paying agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the noteholders.


Maturity and Optional Redemption

    The notes will be payable in full on the payment date in __________, to the extent of the outstanding note balance on that date, if any. In addition, a principal payment may be made in partial or full redemption of the notes after the aggregate Stated Principal Balance after applying payments received in the related collection period is reduced to an amount less than or equal to $_____________, which is 10% of the cut-off date balance, upon the exercise by the master servicer of its option to purchase all or a portion of the home loans and related assets. In the event that all of the home loans are purchased by the master servicer, the purchase price will be equal to the sum of the outstanding pool balance and its accrued and unpaid interest at the weighted average of the loan rates through the day preceding the payment date on which the purchase occurs together with all amounts due and owing to the financial guaranty insurer.

    In the event that a portion of the home loans are purchased by the master servicer, the purchase price will be equal to the sum of the aggregate Stated Principal Balances of the home loans so purchased and its accrued and unpaid interest at the weighted average of the related loan rates on the home loans through the day preceding the payment date on which the purchase occurs, together with all amounts due and owing to the financial guaranty insurer in connection with the home loans so purchased. Any purchase will be subject to satisfaction of some conditions specified in the servicing agreement, including:

    o the master servicer shall have delivered to the indenture trustee a home loan schedule containing a list of all home loans remaining in the trust after removal;

    o the master servicer shall represent and warrant that no selection procedures reasonably believed by the master servicer to be adverse to the interests of the securityholders or the financial guaranty insurer were used by the master servicer in selecting the home loans; and

    o each rating agency shall have been notified of the proposed retransfer and shall not have notified the master servicer that the retransfer would result in a reduction or withdrawal of the ratings of the notes without regard to the financial guaranty insurance policy.


                    Description of the Financial Guaranty Insurance Policy

    On the closing date, the financial guaranty insurer will issue the financial guaranty insurance policy in favor of the indenture trustee on behalf of the issuer. The financial guaranty insurance policy will unconditionally and irrevocably guarantee most payments on the notes. On each payment date, a draw will be made on the financial guaranty insurance policy equal to the sum of:

    o the amount by which accrued interest on the notes at the note rate on that payment date exceeds the amount on deposit in the Payment Account available for interest distributions on that payment date,

    o any Liquidation Loss Amount, other than any Excess Loss Amount, for that payment date, to the extent not currently covered by a Liquidation Loss Distribution Amount or a reduction in the Outstanding Reserve Amount and

    o any Excess Loss Amount for that payment date.

    For purposes of the foregoing, amounts in the Payment Account available for interest distributions on any payment date shall be deemed to include all amounts available in the Payment Account for that payment date, other than the Principal Collection Distribution Amount and the Liquidation Loss Distribution Amount, if any. Under the terms of the indenture, draws under the financial guaranty insurance policy relating to any Liquidation Loss Amount will be paid to the notes by the paying agent, as principal, to the extent the notes would have been paid that amount. In addition, a draw will be made on the financial guaranty insurance policy to cover some shortfalls in amounts allocable to the noteholders following the sale, liquidation or other disposition of the assets of the trust in connection with the liquidation of the trust fund as permitted under the indenture following an event of default under the indenture. In addition, the financial guaranty insurance policy will guarantee the payment of the outstanding note balance of each note on the payment date in ___________. In the absence of payments under the financial guaranty insurance policy, noteholders will directly bear the credit risks associated with their investment to the extent the risks are not covered by the Outstanding Reserve Amount or otherwise.


                   Certain Yield and Prepayment Considerations


General

    The yields to maturity and the aggregate amount of distributions on the notes will be affected by the rate and timing of principal payments on the home loans and the amount and timing of mortgagor defaults resulting in Liquidation Loss Amounts. The rate of default of home loans secured by second liens may be greater than that of home loans secured by first liens. In addition, yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the home loans in the trust fund. The rate of principal payments on the home loans will in turn be affected by the amortization schedules of the home loans, the rate and timing of its principal prepayments by the mortgagors, liquidations of defaulted home loans and repurchases of home loans due to breaches of representations.

    The timing of changes in the rate of prepayments, liquidations and repurchases of the home loans may, and the timing of Liquidation Loss Amounts will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the home loans will depend on future events and on a variety of factors, as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations" no assurance can be given as to the rate or the timing of principal payments on the notes.

    The home loans in most cases may be prepaid by the mortgagors at any time. However, in some circumstances, some of the home loans will be subject to a prepayment charge. See "Description of the Home Loan Pool" in this prospectus supplement. In addition, as described under "Description of the Home Loan Pool--Home Loan Pool Characteristics," some of the home loans may be assumable under the terms of the mortgage note, and the remainder are subject to customary due-on-sale provisions. The master servicer shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations. However, if the master servicer determines that it is reasonably likely that any mortgagor will bring, or if any mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, the master servicer shall not be required to enforce the due-on-sale clause or to contest the action. The extent to which some of the home loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the notes and may result in a prepayment experience on the home loans that differs from that on other conventional home loans. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

    Prepayments, liquidations and purchases of the home loans will result in distributions to holders of the notes of principal amounts which would otherwise be distributed over the remaining terms of the home loans. Factors affecting prepayment, including defaults and liquidations, of home loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the loan rates on the home loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the loan rates on the home loans, the rate of prepayments on the home loans would be expected to decrease. Furthermore, since home loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the home loans secured by second liens may experience a higher rate of prepayment than traditional first lien home loans. Prepayment of the related first lien may also affect the rate of prepayments on the home loans.

    The yield to maturity of the notes will depend, in part, on whether, to what extent, and the timing with respect to which, any Reserve Amount Increase is used to accelerate payments of principal on the notes or the Reserve Amount Target is reduced. See "Description of the Securities--Allocation of Payments on the Home Loans" in this prospectus supplement.

    The rate of defaults on the home loans will also affect the rate and timing of principal payments on the home loans. In general, defaults on home loans are expected to occur with greater frequency in their early years. The rate of default of home loans secured by second liens is likely to be greater than that of home loans secured by first liens on comparable properties. The rate of default on home loans which are refinance home loans, and on home loans with high combined LTV ratios, may be higher than for other types of home loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the home loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

    Because the loan rates on the home loans and the note rate on the notes are fixed, the rate will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the notes were to rise, the market value of the notes may decline.

    In addition, the yield to maturity on the notes will depend on, among other things, the price paid by the holders of the notes and the note rate. The extent to which the yield to maturity of a note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In most cases, if notes are purchased at a premium and principal distributions on the notes occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if notes are purchased at a discount and principal distributions on the notes occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the notes, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

    Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security, assuming no losses. The weighted average life of the notes will be influenced by, among other things, the rate at which principal of the home loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

    [The prepayment model used in this prospectus supplement, or prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home loans. A 100% prepayment assumption assumes a constant prepayment rate of 2% per annum of the then outstanding principal balance of the home loans in the first month of the life of the home loans and an additional 0.9286% per annum in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the home loans, a 100% prepayment assumption assumes a constant prepayment rate of 15% per annum each month.] As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home loans, including the home loans.

    The table below has been prepared on the basis of assumptions as described below in this paragraph regarding the weighted average characteristics of the home loans that are expected to be included in the trust as described under "Description of the Home Loan Pool" in this prospectus supplement and the performance of the home loans. The table assumes, among other things, that:

    o The home loan pool consists of ten groups of home loans, with the home loans in each group having the following aggregate characteristics as of the cut-off date:

            Aggregate
              Stated                              Original Term
            Principal                Net Loan           to       Remaining Term
  Group      Balance    Loan Rate       Rate        Maturity       to Maturity
  -----      -------    ---------   --  -----       ---------      -----------
          $                  %               %












    o the tenth group above consists of balloon loans with a remaining term to stated maturity of [179] months;

    o the scheduled monthly payment for each home loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

    o none of the seller, the master servicer or the depositor will repurchase any home loan, as described under "The Trusts--Representations Relating to Trust Assets", "The Trusts--Repurchases of Loans" and "Description of the Securities--Assignment of Loans and Certain Insolvency and Bankruptcy Issues" in the prospectus, and the master servicer does not exercise its option to purchase the home loans and, as a result, cause a termination of the trust except as indicated in the table;

    o there are no delinquencies or Liquidation Loss Amounts on the home loans, and principal payments on the home loans will be timely received together with prepayments, if any, on the last day of the month and at the respective constant percentages of the prepayment assumption in the table;

     o there is no prepayment interest shortfall or any other interest shortfall in any month;

     o the home loans, including the simple interest home loans, pay on the basis on a 30-day month and a 360-day year;

     o payments on the notes will be received on the 25th day of each month, commencing in _________________;

    o payments on the home loans earn no reinvestment return;

    o there are no additional ongoing trust expenses payable out of the trust;

    o the notes will be purchased on ______________; and

     o the amount of interest collected on the home loans during the collection period for the first payment date is $____________

    The foregoing list of assumptions are referred to as the structuring assumptions.

    The actual characteristics and performance of the home loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the home loans will prepay at a constant level of the prepayment assumption until maturity or that all of the home loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the home loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the home loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the home loans, or actual prepayment or loss experience, will affect the percentage of initial note balance outstanding over time and the weighted average lives of the notes.

    Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the notes, and lists the percentage of the initial note balance of the notes that would be outstanding after each of the payment dates shown at various percentages of the prepayment assumption.

                Percent of Initial Stated Principal Balance Outstanding at the
                      Following Percentages of the Prepayment Assumption
--------------------------------------------------------------------------------
Payment Date               0%       50%       100%       150%        200%

Initial Percentage....
==========
==========
==========
==========
==========
==========
==========

Weighted Average Life to Maturity in
Years
Weighted Average Life Assuming
Optional Repurchase in Years

    The weighted average life of a note is determined by:

    o multiplying the net reduction, if any, of the note balance by the number of years from the date of issuance of the note to the related payment date,

    o adding the results, and

    o dividing the sum by the aggregate of the net reductions of the note balance described in the first clause above.

    This table has been prepared based on the assumptions described in the fourth paragraph preceding this table, including the assumptions regarding the characteristics and performance of the home loans, which differ from their actual characteristics and performance, and should be read in conjunction therewith.


                       Description of the Home Loan Purchase Agreement

    The home loans to be deposited in the trust by the depositor will be purchased by the depositor from the seller under the home loan purchase agreement dated as of ______________ between the seller and the depositor. The following summary describes some terms of the home loan purchase agreement and is qualified in its entirety by reference to the home loan purchase agreement.

Purchase of Home Loans

    Under the home loan purchase agreement, the seller will transfer and assign to the depositor all of its right, title and interest in and to the home loans and the mortgage notes, mortgages and other related documents. The purchase prices for the home loans are specified percentages of its face amounts as of the time of transfer and are payable by the depositor as provided in the home loan purchase agreement.

    The home loan purchase agreement will require that, within the time period specified in this prospectus supplement, the seller deliver to the indenture trustee, or the custodian, the home loans sold by the seller and the related documents described in the preceding paragraph for the home loans. In lieu of delivery of original mortgages, the seller may deliver true and correct copies of the mortgages which have been certified as to authenticity by the appropriate county recording office where the mortgage is recorded.


Representations and Warranties

    The seller will also represent and warrant with respect to the home loans that, among other things:

    o the information with respect to the home loans in the schedule attached to the home loan purchase agreement is true and correct in all material respects, and

    o immediately prior to the sale of the home loans to the depositor, the seller was the sole owner and holder of the home loans free and clear of any and all liens and security interests.

    The seller will also represent and warrant that, among other things, as of the closing date:

     o the home loan purchase agreement constitutes a legal, valid and binding obligation of the seller, and

    o the home loan purchase agreement constitutes a valid transfer and assignment of all right, title and interest of the seller in and to the home loans and the proceeds of the home loans.

    The benefit of the representations and warranties made by the seller will be assigned by the depositor to the indenture trustee.

    Within 90 days of the closing date, _________________ the custodian will review or cause to be reviewed the home loans and the related documents, and if any home loan or related document is found to be defective in any material respect, which may materially and adversely affect the value of the related home loan, or the interests of the indenture trustee, as pledgee of the home loans, the securityholders or the financial guaranty insurer in the home loan and the defect is not cured within 90 days following notification of the defect to the seller and the trust by the custodian, the seller will be obligated under the home loan purchase agreement to deposit the repurchase price into the Custodial Account. In lieu of any deposit, the seller may substitute an eligible substitute loan; provided that the substitution may be subject to the delivery of an opinion of counsel regarding tax matters. Any purchase or substitution will result in the removal of the home loan required to be removed from the trust. The removed home loans are referred to as deleted loans. The obligation of the seller to remove deleted loans sold by it from the trust is the sole remedy regarding any defects in the home loans sold by the seller and related documents for the home loans available against the seller.

    As to any home loan, the repurchase price referred to in the preceding paragraph is equal to the Stated Principal Balance of the home loan at the time of any removal described in the preceding paragraph plus its accrued and unpaid interest to the date of removal. In connection with the substitution of an eligible substitute loan, the seller will be required to deposit in the Custodial Account a substitution adjustment amount equal to the excess of the Stated Principal Balance of the related deleted loan to be removed from the trust over the Stated Principal Balance of the eligible substitute loan.

    An eligible substitute loan is a home loan substituted by the seller for a deleted loan which must, on the date of the substitution:

    o have an outstanding Stated Principal Balance, or in the case of a substitution of more than one home loan for a deleted loan, an aggregate Stated Principal Balance, not in excess of the Stated Principal Balance relating to the deleted loan;

    o have a mortgage and a Net Loan Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Loan Rate, respectively, of the deleted loan;

    o have a combined LTV ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

    o have, at the time of substitution, a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan;

    o be secured by mortgaged property located in the United States;

    o comply with each representation and warranty as to the home loans in the home loan purchase agreement, deemed to be made as of the date of substitution;

    o be ineligible for inclusion in a REMIC if the deleted loan was a REMIC ineligible loan, generally, because (a) the value of the real property securing the deleted loan was not at least equal to eighty percent of the original principal balance of the deleted loan, calculated by subtracting the amount of any liens that are senior to the loan and a proportionate amount of any lien of equal priority from the value of the property when the loan was originated and (b) substantially all of the proceeds of the deleted loan were not used to acquire, improve or protect an interest in the real property securing the loan; and

    o satisfy some other conditions specified in the indenture.

    In addition, the seller will be obligated to deposit the repurchase price or substitute an eligible substitute loan for a home loan as to which there is a breach of a representation or warranty in the home loan purchase agreement and the breach is not cured by the seller within the time provided in the home loan purchase agreement.


                     Description of the Servicing Agreement

    The following summary describes terms of the servicing agreement, dated as of _____________ among the Trust, the indenture trustee and the master servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. Whenever particular defined terms of the servicing agreement are referred to, the defined terms are incorporated in this prospectus supplement by reference. See "The Agreements" in the prospectus.


The Master Servicer

    Residential Funding Corporation, an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. and an affiliate of the depositor, will be responsible for master servicing the home loans under the servicing agreement. For a general description of Residential Funding Corporation and its activities, see
"--Residential Funding Corporation" in this prospectus supplement and "Residential Funding Corporation" in the prospectus.

    In addition, Residential Funding Corporation will undertake collection activity and default management of any home loans currently subserviced by GMAC Mortgage Corporation, if such home loans become delinquent. Neither the master servicer nor any subservicer will be required to make advances relating to delinquent payments of principal and interest on the home loans.


Residential Funding Corporation

    Residential Funding Corporation will be responsible for master servicing the home loans in accordance with its servicing guide directly or through one or more subservicers. Responsibilities of Residential Funding Corporation will include the receipt of funds from subservicers, the reconciliation of servicing activity, investor reporting, remittances to the indenture trustee and the owner trustee to accommodate payments to securityholders and consulting with subservicers of home loans that are delinquent and as to the related servicing policies, notices and other responsibilities. Management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, as

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


well as other loss mitigation procedures conducted by any subservicer, will be reviewed by Residential Funding Corporation. Neither the master servicer nor any subservicer will be required to make advances relating to delinquent payments of principal and interest on the home loans.

    For information regarding foreclosure procedures, see "Description of the Securities--Servicing and Administration of Loans -- Realization Upon Defaulted Loans" in the prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with Residential Funding Corporation's business judgment, changes in Residential Funding Corporation's portfolio of home loans of the types included in the home loan pool that it services for its clients and applicable laws and regulations, and other considerations.

    [Delinquency and Loss Experience, as appropriate]


Servicing and Other Compensation and Payment of Expenses

    The Servicing Fee for each home loan is payable out of the interest payments on the home loan. The weighted average Servicing Fee as of the cut-off date for each home loan will be approximately ____% per annum of the outstanding principal balance of the home loan. The Servicing Fees consist of (a) servicing compensation payable to the master servicer relating to its master servicing activities, and (b) subservicing and other related compensation payable to the Subservicer, including the compensation paid to the master servicer as the direct servicer of a home loan for which there is no subservicer. The primary compensation to be paid to the master servicer relating to its master servicing activities will be _____% per annum of the outstanding principal balance of each home loan. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the servicing agreement. See "Description of the Securities--Servicing and Administration of Loans " in the prospectus for information regarding other possible compensation to the master servicer and the subservicer and for information regarding expenses payable by the master servicer.


Principal and Interest Collections
    The master servicer shall establish and maintain a Custodial Account in which the master servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received relating to the home loans received by it subsequent to the cut-off date. The Custodial Account shall be an Eligible Account. On the 20th day of each month or if that day is not a business day, the next succeeding business day, which is referred to as the determination date, the master servicer will notify the paying agent and the indenture trustee of the amount of aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Payment Account prior to the close of business on the business day next succeeding each determination date.

    Permitted investments are specified in the servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then-current ratings of the securities.

    The master servicer will make the following withdrawals from the Custodial Account and deposit the amounts as follows:

     o to the Payment Account, an amount equal to the principal and interest collections on the business day prior to each payment date; and

    o to  pay  to  itself  or  the  subservicer   the  Servicing  Fee,   various
      reimbursement amounts and other amounts as provided in the servicing agreement.

    All collections on the home loans will generally be allocated in accordance with the mortgage notes between amounts collected relating to interest and amounts collected relating to principal. As to any payment date, interest collections will be equal to the sum of:

    o the portion allocable to interest of all scheduled monthly payments on the home loans received during the related collection period, minus the Servicing Fees and the fees payable to the owner trustee and the indenture trustee, which are collectively referred to as the administrative fees,

    o the interest portion of all Net Liquidation Proceeds allocated to interest under the terms of the mortgage notes, reduced by the administrative fees for that collection period, and

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


    o the interest portion of the repurchase price for any deleted loans and the cash purchase price paid in connection with any optional purchase of the home loans by the master servicer.

    However, on the first payment date, an amount, referred to as the excluded interest amount, will be excluded from the interest collections equal to the sum of 70% of first and second listed item above. As to any payment date, principal collections will be equal to the sum of:

     o the principal portion of all scheduled monthly payments on the home loans received in the related collection period; and

    o some unscheduled collections, including full and partial mortgagor prepayments on the home loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of, and some amounts received in connection with any substitutions for, the home loans, received or deemed received during the related collection period, to the extent the amounts are allocable to principal.

    As to unscheduled collections, the master servicer may elect to treat the amounts as included in interest collections and principal collections for the payment date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "Description of the Securities--Principal Payments on the Notes," any amount for which the election is so made shall be treated as having been received on the last day of the related collection period for the purposes of calculating the amount of principal and interest distributions to the notes.

    As to any payment date other than the first payment date, the collection period is the calendar month preceding the month of that payment date.


Release of Lien; Refinancing of Senior Lien

    The servicing agreement permits the master servicer to release the lien on the mortgaged property securing a home loan under some circumstances, if the home loan is current in payment. A release may be made in any case where the borrower simultaneously delivers a mortgage on a substitute mortgaged property, if the combined LTV ratio is not increased. A release may also be made, in connection with a simultaneous substitution of the mortgaged property, if the combined LTV ratio would be increased to not more than the lesser of (a) 125% and (b) 105% times the combined LTV ratio previously in effect, if the master servicer determines that appropriate compensating factors are present. Furthermore, a release may also be permitted in cases where no substitute mortgaged property is provided, causing the home loan to become unsecured, subject to some limitations in the servicing agreement. At the time of the release, some terms of the home loan may be modified, including a loan rate increase or a maturity extension, and the terms of the home loan may be further modified in the event that the borrower subsequently delivers a mortgage on a substitute mortgaged property.

    The master servicer may permit the refinancing of any existing lien senior to a home loan, provided that the resulting combined LTV ratio may not exceed the greater of (a) the combined LTV ratio previously in effect, or (b) 70% or, if the borrower satisfies credit score criteria, 80%.


Collection and Liquidation Practices; Loss Mitigation

    The master servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the home loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the master servicer determines that the action is not materially adverse to the interests of the indenture trustee as pledgee of the mortgage loans and the securityholders and is generally consistent with the master servicer's policies with respect to similar loans; and provided further that some modifications, including reductions in the loan rate, partial forgiveness or a maturity extension, may only be taken if the home loan is in default or if default is reasonably foreseeable. For home loans that come into and continue in default, the master servicer may take a variety of actions including foreclosure upon the mortgaged property, writing off the balance of the home loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "Description of the Securities--Servicing and Administration of Loans" in the prospectus.


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


Optional Repurchase of Defaulted Home Loans

    Under the servicing agreement, the master servicer will have the option to purchase from the trust any home loan which is 60 days or more delinquent at a purchase price equal to its Stated Principal Balance plus its accrued interest.


                       Description of the Trust Agreement and Indenture

    The following summary describes terms of the trust agreement and the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the trust agreement and the indenture. Whenever particular defined terms of the indenture are referred to, the defined terms are incorporated by reference in this prospectus supplement. See "The Agreements" in the prospectus.


The Trust Fund

    Simultaneously with the issuance of the notes, the issuer will pledge the trust fund to the indenture trustee as collateral for the notes. As pledgee of the home loans, the indenture trustee will be entitled to direct the trust in the exercise of all rights and remedies of the trust against the seller under the home loan purchase agreement and against the master servicer under the servicing agreement.


Reports To Holders

    The indenture trustee will mail to each holder of notes, at its address listed on the security register maintained with the indenture trustee, a report setting forth amounts relating to the notes for each payment date, among other things:

     o the amount of principal payable on the payment date to the holders of securities;

     o the amount of interest payable on the payment date to the holders of securities;

     o the aggregate note balance of the notes after giving effect to the payment of principal on the payment date;

    o principal and interest collections for the related collection period;

     o the aggregate Stated Principal Balance of the home loans as of the end of the preceding collection period;

     o the Outstanding Reserve Amount as of the end of the related collection period; and

    o the amount paid, if any, under the financial guaranty insurance policy for the payment date.

    In the case of information furnished under first and second listed clause above relating to the notes, the amounts shall be expressed as a dollar amount per $1,000 in face amount of notes.


Certain Covenants

    The indenture will provide that the issuer may not consolidate with or merge into any other entity, unless:

    o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

    o the entity expressly assumes, by an indenture supplemental to the indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the issuer under the indenture;

     o no event of default shall have occurred and be continuing immediately after the merger or consolidation;

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



    o the issuer has received consent of the financial guaranty insurer and has been advised that the ratings of the securities, without regard to the financial guaranty insurance policy, then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

     o any action that is necessary to maintain the lien and security interest created by the indenture is taken;

    o the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any noteholder or certificateholder; and

    o the issuer has delivered to the indenture trustee an officer's certificate and an opinion of counsel each stating that the consolidation or merger and the supplemental indenture comply with the indenture and that all conditions precedent, as provided in the indenture, relating to the transaction have been complied with.

    The issuer will not, among other things;

     o except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

    o claim any credit on or make any deduction from the principal and interest payable relating to the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuer;

    o permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture; or

    o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part of its assets, or any of its interest or the proceeds of its assets, other than under the indenture.

    The issuer may not engage in any activity other than as specified under "The Issuer" in this prospectus supplement.


Modification of Indenture

    With the consent of the holders of a majority of the outstanding notes and the financial guaranty insurer, the issuer and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected by that modification and the financial guaranty insurer, however, no supplemental indenture will:

    o change the due date of any installment of principal of or interest on any note or reduce its principal amount, its interest rate specified or change any place of payment where or the coin or currency in which any note or any of its interest is payable;

     o impair the right to institute suit for the enforcement of some provisions of the indenture regarding payment;

    o reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with some provisions of the indenture or of some defaults thereunder and their consequences as provided for in the indenture;

     o modify or alter the provisions of the indenture regarding the voting of notes held by the issuer, the depositor or an affiliate of any of them;

    o decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or some other related agreements;

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


    o modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note, including the calculation of any of the individual components of the calculation; or

    o permit the creation of any lien ranking prior to or, except as otherwise contemplated by the indenture, on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

    The issuer and the indenture trustee may also enter into supplemental indentures, with the consent of the financial guaranty insurer and without obtaining the consent of the noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the indenture that may be inconsistent with any other provision in this prospectus supplement.


Certain Matters Regarding the Indenture Trustee and the Issuer

    Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the issuer or the related noteholders for any action taken or for refraining from the taking of any action in good faith under the indenture or for errors in judgment. None of the indenture trustee and any director, officer or employee of the indenture trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to limitations in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the indenture trustee under the indenture.


                    Material Federal Income Tax Consequences

    The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes offered under this prospectus. This discussion has been prepared with the advice of [Thacher Proffitt & Wood] [Orrick, Herrington & Sutcliffe LLP] [Stroock & Stroock & Lavan LLP] as counsel to the depositor. This discussion is directed solely to noteholders that hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the notes as part of a hedge, straddle or, an integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a noteholder. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (a) is given as to events that have occurred at the time the advice is rendered and is not given as to the consequences of contemplated actions, and (b) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the notes. See "State and Other Tax Consequences." Noteholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the notes offered under this prospectus.

    In the opinion of _________________, as tax counsel to the depositor, for federal income tax purposes, assuming compliance with all provisions of the indenture, trust agreement and related documents, (a) the notes will be treated as indebtedness and (b) the issuer, as created under the terms and conditions of the trust agreement, will not be classified as an association taxable as a corporation, a publicly traded partnership within the meaning of Section 7704, a corporation or a taxable mortgage pool. The following discussion is based in part upon the rules governing original issue discount that are described in Internal Revenue Code sections 1271-1273 and 1275 and in the Treasury regulations issued under these sections, referred to as the OID Regulations. The OID Regulations do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities such as the notes. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

    Status as Real Property Loans

    Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Internal Revenue Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Internal Revenue Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code section 856(c)(3)(B).

    Original Issue Discount

    [For federal income tax purposes, the notes will not be treated as having been issued with original issue discount since the principal amount of the notes will not exceed their issue price by more than a de minimis amount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of original issue discount must include the discount in income, on a pro rata basis, as principal payments are made on the note. The OID Regulations also would permit a noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" for a description of the election under the OID Regulations.]

    [For federal income tax purposes, the notes will be treated as having been issued with original issue discount, because the stated redemption price at maturity for the notes will exceed their issue price by more than a de minimis amount. The original issue discount on a note will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of notes will be the first cash price at which a substantial amount of notes of that class is sold, excluding sales to bond houses, brokers and underwriters, on the closing date. If less than a substantial amount of a particular class of notes is sold for cash on or prior to the closing date, the issue price of the class will be treated as the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on the note other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that typically does not operate in a manner that accelerates or defers interest payments on the note.]

    [For notes bearing adjustable note rates, the determination of the total amount of original issue discount and the timing of the inclusion of original issue discount will vary according to the characteristics of the notes. In general terms original issue discount is accrued by treating the note rate of the notes as fixed and making adjustments to reflect actual note rate payments.]

    [Some classes of the notes provide for the first interest payment on these notes to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period", as defined in the fourth paragraph below, for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the note and accounted for as original issue discount.]

    [In addition, for those classes of the notes where the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a note will

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


reflect the accrued interest. In those cases, information returns to the noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued during periods prior to the closing date is treated as part of the overall purchase price of the note, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the note. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether the election could be made unilaterally by a noteholder.]
    [The holder of notes issued with more than a de minimis amount of original issue discount must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.]

    [As to each "accrual period," that is, unless otherwise stated in the accompanying prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during this accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated using a discount rate equal to the original yield to maturity of the notes, and possibly assuming that distributions on the note will be received in future periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. For these purposes, the original yield to maturity of the note would be calculated based on its issue price and possibly assuming that distributions on the note will be made in all accrual periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount that accrued on the note in prior accrual periods, and reduced by the amount of any distributions made on the note in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day. Although the issuer will calculate original issue discount, if any, based on its determination of the accrual periods, a noteholder may, subject to some restrictions, elect other accrual periods.]

    [A subsequent purchaser of a note that purchases the note at a price, excluding any portion of the price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount relating to the note. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the note. The adjusted issue price of a note on any given day equals:

     o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the note at the beginning of the accrual period which includes that day, plus

     o the daily portions of original issue discount for all days during the accrual period prior to that day, less

     o any principal payments made during the accrual period relating to the note.]

    Market Discount

    A noteholder that purchases a note at a market discount, that is, assuming the note is issued without original issue discount, at a purchase price less than its remaining stated principal amount, will recognize gain upon receipt of each distribution representing stated principal. In particular, under Internal

Revenue Code section 1276 the noteholder, in most cases, will be required to allocate the portion of each distribution representing stated principal first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

    A noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the noteholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a noteholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If this election were made for a note with market discount, the noteholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the noteholder acquires during the taxable year of the election or after that year, and possibly previously acquired instruments. Similarly, a noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the noteholder owns or acquires. See "--Premium." Each of these elections to accrue interest, discount and premium for a note on a constant yield method would be irrevocable.

    However, market discount for a note will be considered to be de minimis for purposes Internal Revenue Code section 1276 if the market discount is less than 0.25% of the remaining principal amount of the note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, possibly taking into account a prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount."

    Internal Revenue Code section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, some rules described in the legislative history to the Internal Revenue Code section 1276, or the Committee Report, apply. The Committee Report indicates that in each accrual period market discount on notes should accrue, at the noteholder's option: (a) on the basis of a constant yield method, or (b) in the case of a note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the notes as of the beginning of the accrual period. Moreover, any prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a note purchased at a discount in the secondary market. Further, it is uncertain whether a prepayment assumption would be required to be used for the notes if they were issued with original issue discount.

    To the extent that notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a note typically will be required to treat a portion of any gain on the sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

    Further, under Internal Revenue Code section 1277 a holder of a note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. For these purposes, the de minimis rule referred to in the third preceding paragraph applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in most cases, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or after that year, the interest deferral rule described above will not apply.

    Premium

    If a holder purchases a note for an amount greater than its remaining principal amount, the holder will be considered to have purchased the note with amortizable bond premium equal in amount to the excess, and may elect to amortize the premium using a constant yield method over the remaining term of the note and to offset interest otherwise to be required to be included in income relating to that note by the premium amortized in that taxable year. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit noteholders to elect to include all interest, discount and premium in income based on a constant yield method. See "--Market Discount." The
Committee Report states that the same rules that apply to accrual of market discount, which rules may require use of a prepayment assumption in accruing market discount for notes without regard to whether the notes have original issue discount, would also apply in amortizing bond premium under Internal Revenue Code section 171.

    Realized Losses

    Under Internal Revenue Code section 166 both corporate and noncorporate holders of the notes that acquire those notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more Realized Losses on the trust assets. However, it appears that a noncorporate holder that does not acquire a note in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's note becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

    Each holder of a note will be required to accrue interest and original issue discount for that note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the trust assets until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear as to the timing and character of the loss or reduction in income.

    Sales of Notes

    If a note is sold, the selling noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. The adjusted basis of a note, in most cases, will equal the cost of that note to that noteholder, increased by the amount of any original issue discount or market discount previously reported by the noteholder for that note and reduced by any amortized premium and any principal payment received by the noteholder. Except as provided in the following three paragraphs, any gain or loss will be capital gain or loss, provided the note is held as a capital asset, in most cases, property held for investment, within the meaning of Internal Revenue Code section 1221.

    Gain recognized on the sale of a note by a seller who purchased the note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the note was held by the holder, reduced by any market discount included in income under the rules described above under "--Market Discount" and "--Premium."

    A portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    Backup Withholding

    Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of the payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

    The issuer will report to the holders and to the IRS for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, relating to payments on the notes.

    Tax Treatment of Foreign Investors

    Interest paid on a note to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding notes, known as nonresidents, will normally qualify as portfolio interest and will be exempt from federal income tax, except, in general, where (a) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (b) the recipient is a controlled foreign corporation to which the issuer is a related person. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless this rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. For these purposes a noteholder may be considered to be related to the issuer by holding a certificate or by having common ownership with any other holder of a certificate or any affiliate of that holder.

    New Withholding Regulations

    The Treasury Department has issued new regulations referred to as the New Withholding Regulations, which make modifications to the withholding, backup withholding and information reporting rules described above in the three preceding paragraphs. The New Withholding Regulations attempt to unify certification requirements and modify reliance standards. The New Withholding Regulations will generally be effective for payments made after December 31, 2000, subject to transition rules. Prospective investors are urged to consult their tax advisors regarding the New Withholding Regulations.

                        State and Other Tax Consequences

    In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the notes offered by this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the notes offered by this prospectus.


                              ERISA Considerations

    Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the notes on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

    Each purchaser of a note, by its acceptance of the note, shall be deemed to have represented that the acquisition of the note by the purchaser does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations-- Considerations for ERISA Plans Regarding the Purchase of Notes-- Prohibited Transaction Exemptions" in the prospectus.

    The notes may not be purchased with the assets of an ERISA plan if the depositor, the master servicer, the indenture trustee, the owner trustee or any of their affiliates:

     o has investment or administrative discretion with respect to the ERISA plan assets;

    o has authority or responsibility to give, or regularly gives, investment advice regarding the ERISA plan assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions regarding the ERISA plan assets and will be based on the particular investment needs for the ERISA plan; or

    o is an employer maintaining or contributing to the ERISA plan.

    On January 5, 2000, the DOL published final regulations under Section 401(c) of ERISA. The final 401(c) Regulations will take effect on July 5, 2001.

    The sale of any of the notes to an ERISA plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.


                                Legal Investment

    The notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the notes. No representation is made in this prospectus supplement as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for the purchasers prior to investing in notes.


                             Method of Distribution

    Subject to the terms and conditions of an underwriting agreement, dated _________________ between ____________________, as the underwriter, has agreed to purchase and the depositor has agreed to sell the notes. It is expected that delivery of the notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about __________________ against payment therefor in immediately available funds.

    In connection with the notes, the underwriter has agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of its notes if any of its notes are purchased by the underwriting agreement.

    In addition, the underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the notes is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's Registration Statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

    The distribution of the notes by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately _______% of the aggregate Stated Principal Balance of the notes plus its accrued interest from the cut-off date.

    The underwriter may effect these transactions by selling the notes to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the notes, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the related notes may be deemed to be underwriters and any profit on the resale of the notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    The depositor has been advised by the underwriter that it presently intends to make a market in the notes offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the notes will develop.

    It is expected that delivery of the notes will be made only in book-entry form through DTC, Clearstream and Euroclear as discussed in this prospectus supplement, on or about _______________ against payment in immediately available funds.

    The underwriting agreement provides that the depositor will indemnify the underwriter and that under limited circumstances the underwriter will indemnify the depositor against some liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the underwriter may be required to make for these liabilities.

    There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in this prospectus supplement under "Description of the Trust
Agreement and Indenture--Reports to Holders" and in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the notes. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition the depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of this type of information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.


                                     Experts

    The consolidated financial statements of _____________, as of December 31, [199_] and [199_ ]and for each of the years in the three-year period ended December 31, [199_] are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of ______________, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of the firm as experts in accounting and auditing.


                                  Legal Matters

    Legal matters concerning the notes will be passed upon for the depositor by _________, New York, New York and for the underwriter by _________________, New York, New York.


                                     Ratings

    It is a condition to issuance that the notes be rated "___" by _________ and "____" by __________________. The depositor has not requested a rating on the notes by any rating agency other than ___________ and ___________. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes by ____________ and ____________. A securities rating addresses the likelihood of the receipt by holders of notes of distributions on the home loans. The rating takes into consideration the structural and legal aspects associated with the notes. The ratings on the notes do not, however, constitute statements regarding the possibility that holders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                     ANNEX I

                Global clearance, settlement and tax documentation procedures

        Except in certain limited circumstances, the globally offered Residential Asset Mortgage Products, Inc., Home Loan Asset-Backed Notes, Series _________, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same day funds.

        Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

        Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor, the master servicer nor the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement
        The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

        Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading
        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of prior mortgage loan backed notes in same-day funds.

        Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Transfers between DTC seller and Clearstream or Euroclear purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

        Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

        As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

        Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale though a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

        Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

        o borrowing interest in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

        o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

        o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

        Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements
        A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

        o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirement; and

          o the beneficial owner takes one of the following steps to obtain an exception or reduced tax rate:

          o Exemption for Non-U.S. Persons--Form W-8 or Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8, or Certificate of Foreign Status, or Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 or Form W-8BEN changes, a new Form W-8 or form W-8BEN must be filed within 30 days of the change. After December 31, 2000, only Form W-8BEN will be acceptable.

          o Exemption for Non-U.S. persons with effectively connected income--Form 4224 or Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224, or Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States, or Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

        o Exemption or reduced rate for Non-U.S. person resident in treaty countries--Form 1001 or Form W-8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, or Holdership, Exemption or Reduced Rate Certificate, or Form W-8BEN. Form 1001 or Form W-8BEN may be filed by Bond Holders or their agent. After December 31, 2000, only Form W-8BEN will be acceptable.

          o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

        U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8, Form 1001 and Form 4224 are effective until December 31, 2000. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed. The term "U.S. person" means:

        o      a citizen or resident of the United States;

        o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

          o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

        o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Certain trust not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                    Residential Asset Mortgage Products, Inc.

                              $____________________


                          Home Loan Asset-Backed Notes,
                                 Series _______


                              Prospectus Supplement


                              ---------------------

                                  [Underwriter]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes offered in this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until
________________________.